                       UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial data presented gives effect to the completed acquisitions of Diamond Cable Communications in March 1999 and Cablecom Group in March 2000 by NTL and the proposed acquisition of CWC ConsumerCo by NTL, expected to be completed in the second quarter of 2000. The pro forma financial data is based on NTL's historical financial statements and the historical financial statements of Diamond, CWC ConsumerCo and Cablecom. Certain amounts in these historical financial statements have been reclassified to conform to NTL's presentation. The unaudited pro forma financial data also gives effect to France Telecom's agreement to invest an additional (pound sterling) 2.8 billion ($4.5 billion) in NTL with the investment to be structured as (pound sterling) 1.6 billion in NTL common stock and (pound sterling) 1.2 billion in NTL series B preferred stock with a 5% dividend and a conversion price of $80 per share, the proceeds from which will be used to fund, in part, NTL's acquisition of CWC ConsumerCo. The pro forma financial data also gives effect to the issue of new NTL preferred stock in March 2000 to France Telecom and certain commercial banks for an aggregate subscription price of $1.85 billion used to fund, in part, NTL's acquisition of Cablecom.

     The Diamond acquisition has been accounted for using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their fair values. The Cablecom acquisition and the proposed acquisition of CWC ConsumerCo have been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values. NTL and CWC ConsumerCo are unaware of events other than those disclosed in the unaudited pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain assets and liabilities, including intangible assets. Assuming NTL completes the acquisition of CWC ConsumerCo, and for the acquisition of Cablecom, the actual financial position and results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected in this prospectus because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the acquisitions take place.

     The pro forma financial data does not give effect to the elimination of transactions between NTL, CWC ConsumerCo and Cablecom which are not material.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisitions of Diamond and Cablecom, the proposed acquisition of CWC ConsumerCo, investments by France Telecom and issuance of new preferred stock as if they had been consummated on January 1, 1999. The unaudited pro forma balance sheet at December 31, 1999 gives effect to the acquisition of Cablecom, the proposed acquisition of CWC ConsumerCo, investments by France Telecom and issuance of new preferred stock as if they occurred on December 31, 1999.

     The pro forma condensed combined statement of operations for the year ended December 31, 1999 includes the results of CWC ConsumerCo for the year ended September 30, 1999. CWC ConsumerCo has a fiscal year ending on March 31, accordingly, the results of CWC ConsumerCo for the year ended September 30, 1999 combine the last six months of fiscal 1999 with the first six months of fiscal 2000. The revenues and net loss relating to each fiscal period are as follows:



                                                              Fiscal    Fiscal
                                                               1999      2000
                                                               $'m       $'m
                                                              ------    ------


Revenues....................................................   577        549
Net loss....................................................  (188)      (222)


     The pro forma adjustments are based upon available information and assumptions that NTL believes were reasonable at the time made. The unaudited pro forma financial data does not purport to present NTL's financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for cost savings that NTL expects to realize commencing upon consummation of the acquisitions of CWC ConsumerCo and Cablecom. Upon the closing of the acquisitions of CWC ConsumerCo and Cablecom, NTL may incur integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the respective acquisition dates resulting in additional goodwill if they relate to facilities or workforce previously aligned with CWC ConsumerCo or Cablecom, and would be expensed if they relate to facilities or workforce previously aligned with NTL. The assessment of integration related expenses is ongoing. The pro forma adjustments reflecting the consummation of the acquisitions of CWC ConsumerCo and Cablecom are based upon the assumptions set forth in the notes to the pro forma financial data. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (Unaudited)
                      For the Year Ended December 31, 1999


                           NTL         Diamond       Cablecom                  Completed    CWC ConsumerCo
                       (Historical)  (Historical)  (Historical)  Adjustments  Acquisitions   (Historical)   Adjustments  Pro Forma
                       ------------  ------------  ------------  -----------  ------------  --------------  -----------  ---------
                                                                       (in millions, except per share data)

REVENUES.............     $1,584         $ 29          $380        $  --        $ 1,993        $1,126          $  --      $ 3,119
Costs and Expenses
Operating
  expenses...........        800           10           134           --            944           411             --        1,355
Selling, general and
  administrative
  expenses...........        574           12           104           --            690           421             --        1,111
Franchise fees.......         17           --            --           --             17            --             --           17
Corporate
  expenses...........         29           --            --           --             29            29             --           58
Non-recurring
  charges............         16           14            --          (14)            16            --             --           16
Depreciation and
  amortization.......        791           15           103          301(B)       1,210           381            592(B)     2,183
                          ------         ----          ----        -----        -------         -----          -----      -------
                           2,227           51           341          287          2,906         1,242            592        4,740
                          ------         ----          ----        -----        -------         -----          -----      -------
Operating income
  (loss).............       (643)         (22)           39         (287)          (913)         (116)          (592)      (1,621)
Other income
  (expense)
Interest and other
  income.............        556          (39)            3           (5)(D)        515            27             (9)         533
Interest expense.....       (681)         (26)          (22)         (65)(C)       (794)         (321)           118(C)      (997)
                          ------         ----          ----        -----        -------         -----          -----      -------
Income (loss) before
  income taxes.......       (768)         (87)           20         (357)        (1,192)         (410)          (483)      (2,085)
Income tax benefit
  (provision)........         35           --           (12)          --             23            --             --           23
                          ------         ----          ----        -----        -------         -----          -----      -------
Loss before extra-
  ordinary item......       (733)         (87)            8         (357)        (1,169)         (410)          (483)      (2,062)
Loss from early
  extinguishment of
  debt...............         (3)          --            --           --             (3)           --             --           (3)
                          ------         ----          ----        -----        -------         -----          -----      -------
Net  income (loss)...       (736)         (87)            8         (357)        (1,172)         (410)          (483)      (2,065)
Preferred stock
  dividends..........        (74)          --            --          (93)(F)       (167)           --           (102)(F)     (269)
                          ------         ----          ----        -----        -------         -----          -----      -------
Net income (loss)
  available to common
  stock..............     $ (810)        $(87)         $  8        $(450)       $(1,339)        $(410)         $(585)     $(2,334)
                          ======         ====          ====        =====        =======         =====          =====      =======
Net (loss) per common
  stock -- basic and
  fully diluted.......    $(6.81)                                                                                         $ (8.89)
                          ======                                                                                          =======
Weighted average
  shares
  outstanding........        119                                      15                           85(A)          43(G)       262
                          ======                                    ====                        =====          =====      =======

                                NTL INCORPORATED

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (Unaudited)
                               December 31, 1999


                                  NTL          Cablecom                    Completed      CWC ConsumerCo
                              (Historical)   (Historical)    Adjustments  Acquisitions     (Historical)    Adjustments     Pro Forma
                              ------------   -------------   -----------  ------------    --------------   -----------     ---------
                                                                  (in millions)
ASSETS:
Current Assets:
  Cash, cash equivalents and
     securities.............    $ 2,942          $    9         $ (106)(A)   $  2,845         $   189        $  (192)(A)    $ 2,842
  Other current assets......        377             190             --            567             123             --            690
                                -------          ------         ------        -------         -------        -------        -------
Total current assets........      3,319             199           (106)         3,412             312           (192)         3,532

Fixed assets, net...........      5,598           1,013            365(A)       6,976           5,046            375(A)      12,397
Intangible assets, net......      2,928             143          2,414(A)       5,485           2,916          5,673(A)      14,074
Other assets, net...........        367              18             --            385             112             --            497
                                -------          ------         ------        -------         -------        -------        -------
Total assets................    $12,212          $1,373         $2,673        $16,258         $ 8,386        $ 5,856        $30,500
                                =======          ======         ======        =======         =======        =======        =======
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current liabilities:
  Other current
     liabilities............    $   974          $  251         $   --        $ 1,225         $   556        $    --        $ 1,781
  Current portion of
     long-term debt and
     capital leases.........         83             825           (825)(A)         83             110             --            193
  Due to affiliates.........         --              --             --             --             130             --            130
                                -------          ------         ------        -------         -------        -------        -------
Total current liabilities...      1,057           1,076           (825)         1,308             796             --          2,104
Long-term debt..............      8,798              21          1,674(A)      10,493           5,242         (1,713)(A)     14,022
Other.......................         --              61             --             61              18             --             79
Deferred income taxes.......         78             109             80(A)         267              --             --            267
Redeemable preferred stock..        142              --          1,850(A)       1,992              --             --          1,992
Shareholders' equity:
  Preferred stock, Common
     stock and additional
     paid-in capital........      4,126              --             --          4,126              --          9,899 (A)(E)  14,025
  Acquired company equity...         --             106           (106)            --           2,330         (2,330)            --
  Other comprehensive
     (loss).................         (2)             --             --            (2)              --             --            (2)
  Deficit...................     (1,987)             --             --        (1,987)              --             --         (1,987)
                                -------          ------         ------       -------          -------        -------        -------
                                  2,137             106           (106)        2,137            2,330          7,569         12,036
                                -------          ------         ------       -------          -------        -------        -------
Total liabilities and
  shareholders' equity......    $12,212          $1,373         $2,673       $16,258          $ 8,386        $ 5,856        $30,500
                                =======          ======         ======       =======          =======        =======        =======

                                NTL INCORPORATED

                     NOTES TO THE PRO FORMA FINANCIAL DATA
                      (in millions, except per share data)

A. Purchase Price and Allocation of Purchase Price:
   CWC ConsumerCo
   Shares of NTL common stock to be issued..................       85
   NTL common stock price (at the time of announcement of
     acquisition of CWC ConsumerCo).........................  $ 63.52
                                                              -------
   Subtotal.................................................    5,399
   Cash consideration (L2.85 billion at September 30, 1999
     exchange rate).........................................    4,692
                                                              -------
   Purchase price...........................................   10,091
   Less: Net assets at September 30, 1999...................   (2,330)
   Less: Estimate of debt not assumed at September 30, 1999.   (1,713)
                                                              -------
   Excess of purchase price over net assets acquired........  $ 6,048
                                                              =======
   Preliminary allocation to:
   Fixed assets.............................................  $   375
   Intangible assets........................................    5,673
                                                              -------
                                                              $ 6,048
                                                              =======




   Cablecom
   Proceeds from the issuance of redeemable preferred stock.  $ 1,850
   Bridge financing (CHF2.7 billion)........................    1,695
   Cash on hand.............................................       97
                                                              -------
   Purchase price (CHF5.8 billion)..........................    3,642

   Net assets at December 31, 1999..........................      106
   Less: cash on hand.......................................       (9)
   Less: intangible assets..................................     (143)
   Plus: current and long-term debt.........................      846
                                                              -------
                                                                  800
                                                              -------

   Excess of purchase price over net tangible assets acquired $ 2,842
                                                              =======

   Preliminary allocation to:
   Fixed assets.............................................  $   365
   Deferred tax liability...................................      (80)
   Intangible assets........................................    2,557
                                                              -------
                                                              $ 2,842
                                                              =======

     The intangible assets arising from the acquisitions of CWC ConsumerCo and Cablecom may include customer lists, license acquisition costs and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in Pro Forma Adjustment B below, that 10 years is a representative blended amortization period.

                                                              Completed Acquisitions
                                                            --------------------------       CWC
                                                              Diamond        Cablecom     ConsumerCo
                                                            ------------    ----------    -----------

B. Depreciation and Amortization
     For the year ended December 31, 1999:
     Depreciation of fixed asset allocation (over 15
       years).............................................    $     1         $   24       $   25
     Amortization of intangibles (over 2-15 years)........         26            256          567
     Historical amortization of intangibles...............         (2)            (4)          --
                                                              -------         ------       ------
                                                              $    25         $  276       $  592
                                                              =======         ======       ======

C. Interest Expense
     For the year ended December 31, 1999:
     Reduction of interest on CWC ConsumerCo and Cablecom
       debt not assumed(1)................................                   $   (22)     $ (118)
     Interest expense on the bridge financing.............                        87          --
                                                                              ------      ------
     Net statement of operations impact...................                    $   65      $ (118)
                                                                              ======      ======

D. Interest Income
     For the year ended December  31, 1999:
     Reduction of interest income on cash on hand used for
       acquisition........................................                     $  (5)      $   (9)
                                                                               ======       ======

E. Common and Preferred Stock to be issued to France
     Telecom
     Common Stock (42.3 million shares)...................                                 $2,500
     5% preferred stock(2.0 million shares)...............                                  2,000
                                                                                           ------
               Total cash to be received..................                                 $4,500
                                                                                           ======
F. Preferred Stock Dividend
     Dividends at 5% on the preferred stock issued to
       France Telecom
     For the year ended December 31, 1999.................                    $   --       $  102
                                                                              ======       ======
     Dividends at 5% on the redeemable preferred stock
       For the year ended December 31, 1999...............                    $   93       $   --
                                                                              ======       ======

---------------
(1) Under the terms of the transaction agreement, NTL will assume approximately $3,529 of CWC ConsumerCo net debt at the closing of the transaction, which is a reduction of approximately $1,713 from the historical financial statements of CWC ConsumerCo. The reduction of interest expense was estimated using CWC ConsumerCo's effective borrowing rate of 6.9%. A 1/8% change in this rate would equate to an approximate $22 change in annual interest expense. Such debt may be refinanced or repaid prior to the closing of the CWC ConsumerCo acquisition. The related impact on interest expense will not be determined until the closing of the CWC ConsumerCo acquisition.